Exhibit 99.2

MB Hospitality (EP), LP

Financial Statements

December 31, 2016 and 2015

MB Hospitality (EP), LP

December 31, 2016 and 2015

INDEPENDENT AUDITORS’ REPORT

To the Partners of

  MB Hospitality (EP), LP

We have audited the accompanying financial statements of MB Hospitality (EP), LP (a Texas limited partnership), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, partners’ capital, and cash flows for the years then ended, and the related notes to financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MB Hospitality (EP), LP as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ Pannell Kerr Forster of Texas, P.C.

August 25, 2017

MB Hospitality (EP), LP

Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$644,249	$986,282
Reserve and escrow accounts	405,498	204,200
Accounts receivable	32,479	27,577
Prepaid expenses and other current assets	26,270	27,947

Total current assets	1,108,496	1,246,006

Property and equipment
Land and land improvements	2,494,978	2,494,978
Building and improvements	7,306,270	7,304,707
Furniture, fixtures and equipment	1,784,207	1,783,051
Computer software and equipment	9,869	9,869

	11,595,324	11,592,605
Less accumulated depreciation	(809,690)	(323,876)

Property and equipment, net	10,785,634	11,268,729

Total assets	$11,894,130	$12,514,735

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$16,984	$4,377
Accrued expenses and other liabilities	570,383	362,806
Current maturities of note payable	193,000	—

Total current liabilities	780,367	367,183

Note payable, net of current maturities	8,040,915	8,210,927

Total liabilities	8,821,282	8,578,110

Commitments and contingencies
Partners’ capital
Limited partners’ capital	3,072,540	3,936,231
General partner’s capital	308	394

Total partners’ capital	3,072,848	3,936,625

Total liabilities and partners’ capital	$11,894,130	$12,514,735

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Statements of Operations

	Year Ended December 31,
	2016	2015
Revenues	$3,768,041	$2,053,124
Costs and expenses
Rooms	709,861	431,957
General and administrative	673,950	601,543
Advertising and marketing	108,843	71,216
Repairs and maintenance	24,630	12,798
Utilities	124,607	71,440
Property taxes and insurance	327,407	190,375
Management fee and owners’ expense	150,698	82,134
Information and telecommunication systems	58,731	38,670
Other expenses	1,437	1,311

Total costs and expenses	2,180,164	1,501,444

Operating income	1,587,877	551,680

Interest expense	315,840	197,813
Depreciation expense	485,814	323,876

Net income	$786,223	$29,991

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Statements of Partners’ Capital

Years Ended December 31, 2016 and 2015

	General Partner	Limited Partners	Total
Balance, December 31, 2014	$391	$3,906,243	$3,906,634
Net income	3	29,988	29,991

Balance, December 31, 2015	394	3,936,231	3,936,625
Distributions	(165)	(1,649,835)	(1,650,000)
Net income	79	786,144	786,223

Balance, December 31, 2016	$308	$3,072,540	$3,072,848

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Statements of Cash Flows

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$786,223	$29,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	485,814	323,876
Amortization of deferred financing costs	22,988	22,988
Changes in operating assets and liabilities:
Reserve and escrow accounts	(201,298)	(204,200)
Accounts receivable	(4,902)	(27,577)
Prepaid expenses and other current assets	1,677	(27,947)
Accounts payable	12,607	(4,377)
Accrued expenses and other liabilities	207,577	356,779

Net cash provided by operating activities	1,310,686	469,533

Cash flows from investing activities:
Purchase of property and equipment	(2,719)	(5,427,146)

Net cash provided by (used in) investing activities	(2,719)	(5,427,146)

Cash flows from financing activities:
Distributions to partners	(1,650,000)	—
Proceeds from note payable	—	5,943,757

Net cash provided by (used in) financing activities	(1,650,000)	5,943,757

Net increase (decrease) in cash and cash equivalents	(342,033)	986,144
Cash and equivalents at beginning of year	986,282	138

Cash and equivalents at end of year	$644,249	$986,282

Supplemental disclosure of cash flow information:
Cash paid for interest	$287,441	$204,489

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies

Description of business

MB Hospitality (EP), LP (“the Partnership”), a Texas limited partnership, was formed on May 27, 2014. The Partnership was formed to develop, own and operate a hotel in El Paso, Texas, consisting of 124 guest rooms and related amenities and facilities. The hotel opened on May 1, 2015.

Organization

The Partnership’s ownership structure is comprised of a General Partner with a 0.01% interest and two Limited Partners with 4.99% and 95.00% interests. Profit and losses are allocated proportionally to the partners based on their respective capital percentages. The partnership agreement has a term lasting until December 31, 2064, unless sooner dissolved in accordance with the agreement.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Reserve and escrow accounts

The Partnership’s restricted cash consists of escrow deposits to be used for future improvements to the property and for property tax and insurance payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Useful Lives
Land improvements	15 years
Building	39 years
Building improvements	27.5 years
Computer software and equipment	5 years
Furniture, fixtures and equipment	7 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Partnership reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Partnership does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2016 or 2015.

MB Hospitality (EP), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at year-end and corporate account customer charges from various times throughout the year. The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 31, 2016 and 2015.

Deferred financing costs

Deferred financing costs are those costs incurred in connection with obtaining a note payable and is amortized to interest expense, on a straight-line basis, which approximates the interest method, over the term of the note payable. Deferred financing costs are presented as a direct deduction from the carrying value of the associated note payable.

Income taxes

The Partnership is organized as a Texas limited partnership and therefore, income and losses are reported in the tax returns of the partners.

The Partnership is subject to Texas state margin tax, and accordingly, the financial statements for the years ended December 31, 2016 and 2015 include a tax provision for Texas state margin tax of $20,000 and $0, respectively.

The Partnership recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Partnership be subject to examination by the taxing authority, any adjustments required would be passed through to the partners for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $108,843 and $71,216 for the years ended December 31, 2016 and 2015, respectively, which is included in advertising and marketing on the accompanying statements of operations.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MB Hospitality (EP), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Partnership maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Recent accounting pronouncement

In April 2015, the Financial Accounting Standards Board issued new guidance which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt. The new guidance does not affect the recognition and measurement of debt issuance costs. Therefore, the amortization of such costs will continue to be calculated using the interest method and be reported as interest expense. The new guidance is effective for financial statements issued in fiscal years beginning after December 15, 2015, and will be applied on a retrospective basis. Early adoption is permitted for financial statements that have not been previously issued. The Partnership’s adoption of this guidance did not have a material impact on the Partnership’s financial statements, other than balance sheet reclassifications.

Derivative financial instruments

On December 28, 2016, the Partnership entered into one 4.86% LIBOR interest rate swap agreement. This swap agreement has an initial notional amount of $8,625,000 with a declining balance which expires on December 1, 2019. As of December 31, 2016, there was no change in the fair value of the derivative and therefore no realized or unrealized gain or loss have been recorded on the interest rate swaps. The initial payment will commence on February 1, 2017.

The Partnership has not designated these interest rate derivative contracts as cash flow hedges, and as such, any changes in fair value of these derivatives will be recognized currently in earnings.

MB Hospitality (EP), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 2 - Note Payable to Financial Institution

Effective June 27, 2014, the Partnership entered into a promissory note agreement with a financial institution that allows for draws up to $9,195,000 upon certain milestones. The original maturity date of the note was on June 27, 2017 with interest payments due monthly and principal and any accrued but unpaid interest due at maturity. On February 10, 2017, the note was amended to allow for draws up to $11,500,000 and the maturity date was extended to March 10, 2022. Principal payments are due in monthly installments of $19,300 beginning on March 1, 2017 with the final lump-sum payment due at maturity. The amended note agreement also requires the Partnership to be in compliance with certain financial covenants. The note is secured by the hotel and partners’ guarantees. Interest accrues at a rate of LIBOR plus 3% per annum. As of December 31, 2016, the interest rate was 3.77%.

For the year ended December 31, 2015, the Partnership capitalized $61,713 of interest on the note related to the construction of the hotel.

In connection with the note payable, the Partnership incurred deferred financing costs of $68,963. For deferred financing costs recorded within the years ended December 31, 2016 and 2015, the Partnership recorded $22,988 of interest expense related to the note payable.

Long-term debt at December 31, 2016 and 2015 consisted of the following:

	2016	2015
Note payable to financial institution	$8,245,062	$8,245,062
Less: unamortized debt financing cost	(11,147)	(34,135)

Long-term debt, less unamortized debt financing cost	8,233,915	8,210,927
Less: current maturities	(193,000)	—

Long-term debt, less current maturities	$8,040,915	$8,210,927

The following is a schedule by year of maturities of the long-term note payable at December 31, 2016:

Year Ended December 31,
2017	$193,000
2018	231,600
2019	231,600
2020	231,600
2021	231,600
Thereafter	7,125,662

Total	$8,245,062

MB Hospitality (EP), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 3 - Related Party Transactions

For the years ended December 31, 2016 and 2015, the Partnership incurred $56,495 and $30,822, respectively, in asset management fees, to a related party for hotel management functions. The asset management fee is calculated based on 1.5% of gross revenue.

Note 4 - Subsequent Events

Subsequent to year end, the Partnership received a letter of intent for the purchase of the hotel from a public company. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Partnership has evaluated subsequent events as of August 25, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.